EXHIBIT 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into this 19th day of December, 2003, by and between Doug Bender, as “Employee,” and i2 TELECOM INTERNATIONAL, INC., as “Employer.”

W I T N E S S E T H:

WHEREAS, the parties have heretofore entered into that certain Employment Agreement dated November 12, 2002 and

WHEREAS, as part of the Employer’s need to conserve capital through the early growth stage and capital solicitation of its business, on September 25, 2002, all of the senior executives of the Employer have voluntarily agreed to accept a twenty-five percent (25%) reduction (Phase I Reduction) in their base salary for the period commencing October 1, 2002, and continuing until December 31, 2003; and

WHEREAS, in consideration for the senior executives agreeing to the Phase I Reduction, the Board of Directors of the Employer adopted a Stock Appreciation Rights Plan (SARs Plan) to provide a benefit to the said executives, in return for their cooperation in accepting the salary reduction; and

WHEREAS, the senior executives of the Employer determined that a second phase reduction in the base compensation of the senior executives was necessary for the period from September 7, 2003, through December 31, 2003 (Phase II Reduction), whereby the base salary of all senior executive employees would be further reduced to Thirteen Thousand Dollars ($13,000.00) per annum, with the difference in their base salary being deferred until the Employer obtains additional capital funding of $10,000,000.00, whereupon the Employee will be entitled to the payment in cash of the compensation deferred as a result of the Phase II Reduction, together with a twenty percent (20%) bonus thereto or, at the Employee’s option, the Employee may elect to receive shares in i2 Telecom International, Inc. in lieu of the said cash payment, at a valuation of Three Dollars ($3.00) per share; and

WHEREAS, the senior executives have determined that a third phase reduction (Phase III Reduction) is appropriate, whereby effective January 1, 2004, the Employees’ base compensation shall be at the rate of seventy-five percent (75%) of the amount provided for under the Employment Agreement, and the remaining twenty-five percent (25%) thereof shall be paid to the Employee in the form of further participation in the SARs Plan; and

WHEREAS, the parties are desirous of effecting a written amendment to the Employment Agreement to acknowledge such above-described matters.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration from one party to the other, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. All of the above recitals are true and correct and agreed upon between the parties.

2. The Employee hereby ratifies, acknowledges, and agrees that the Employment Agreement has been amended to provide that the base salary provided for in said Employment Agreement was reduced by twenty-five percent (25%) from October 1, 2002, until

December 31, 2003, as the Phase I Reduction. The Employee further acknowledges that he has accepted participation in the SARs Plan in consideration for the said salary reduction.

3. The Employee hereby ratifies, acknowledges, and agrees that the Employment Agreement has been amended to provide that the base salary provided for in said Employment Agreement was reduced to Thirteen Thousand Dollars ($13,000.00) per annum, in accordance with the terms described in the recitals above, as the Phase II Reduction.

4. The Employee agrees that the Employment Agreement shall be amended to provide for the Phase III Reduction as described in the recitals above.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement the day and year first above written.

EMPLOYEE:	EMPLOYER:

i2 TELECOM INTERNATIONAL, INC.

/s/ Douglas F. Bender	By:	/s/ Ronald L. Roswell

Doug F. Bender	Name:	Ronald L. Roswell

	Title:	CFO

See Summary - Exhibit A Attached